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Exhibit (a)(1)(E)

        Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
KITE PHARMA, INC.
a Delaware corporation
at
$180.00 NET PER SHARE
Pursuant to the Offer to Purchase dated September 5, 2017
by
DODGERS MERGER SUB, INC.
a wholly-owned subsidiary of
GILEAD SCIENCES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE
AFTER 11:59 P.M., EASTERN TIME, ON OCTOBER 2, 2017,
UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

September 5, 2017

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated September 5, 2017 (which we refer to as the "Offer to Purchase"), and the related Letter of Transmittal (which we refer to as the "Letter of Transmittal" and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the "Offer") in connection with the offer by Dodgers Merger Sub, Inc., a Delaware corporation (which we refer to as "Purchaser") and a wholly-owned subsidiary of Gilead Sciences, Inc., a Delaware corporation (which we refer to as "Parent"), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (which we refer to as the "Shares"), of Kite Pharma, Inc., a Delaware corporation (which we refer to as "Kite"), at a price of $180.00 per Share, net to the holder in cash, without interest (the "Offer Price"), subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The offer price for the Offer is $180.00 per Share, net to you in cash, without interest, subject to any required withholding of taxes.

          2.     The Offer is being made for all outstanding Shares.

          3.     The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 27, 2017 (together with any amendments or supplements thereto, the "Merger Agreement"), among Kite, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Kite, without a meeting of the Kite stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the "DGCL"), and Kite will be the surviving corporation and a direct wholly-owned subsidiary of Parent (such merger, the "Merger"). At the effective time of the Merger, all then outstanding Shares (other than (i) Shares held by Kite (or held in Kite's treasury), (ii) Shares held by Parent, Purchaser, or any other direct or indirect wholly-owned subsidiary of Parent and (iii) Shares held by stockholders who have properly exercised and not effectively withdrawn their respective demand or otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL) will be converted into the right to receive consideration equal to the Offer Price, without interest, less any applicable withholding taxes.

          4.     The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on October 2, 2017, unless the Offer is extended by Purchaser or earlier terminated.

          5.     The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

          6.     Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

        The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, "blue sky" or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
KITE PHARMA, INC.
a Delaware corporation
at
$180.00 NET PER SHARE
Pursuant to the Offer to Purchase dated September 5, 2017
by
DODGERS MERGER SUB, INC.
a wholly-owned subsidiary of
GILEAD SCIENCES, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 5, 2017 (which we refer to as the "Offer to Purchase"), and the related Letter of Transmittal (which we refer to as the "Letter of Transmittal" and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitutes, and we refer to as, the "Offer"), in connection with the offer by Dodgers Merger Sub, Inc., a Delaware corporation (which we refer to as "Purchaser") and a wholly-owned subsidiary of Gilead Sciences, Inc., a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (which we refer to as the "Shares"), of Kite Pharma, Inc., a Delaware corporation, at a price of $180.00 per Share, net to the holder in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY: SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

recommended. In all cases, sufficient time should be allowed to ensure timely by the Expiration Date (as defined in the Offer to Purchase).

Dated:	Signature(s)
Please Print Name(s)

Address:	(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

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  Exhibit (a)(1)(E)